Exhibit 21.1

LIST OF SUBSIDIARIES

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Name of Subsidiary	State/County of Incorporation/Organization	Parent
A&A Express, LLC	Delaware	RRTC Holdings, Inc.
A&A Logistics, LLC	Delaware	RRTC Holdings, Inc.
Active Aero Charter, LLC	Michigan	Active Aero Group, Inc.
Active Aero Group, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Active Aero Motor Carrier, LLC (DBA Roadrunner Expedited)	Michigan	Active Aero Group, Inc.
Active Global Solutions, LLC	Michigan	Active Aero Group, Inc.
Active on Demand de Mexico S. de R.L. de C.V.	Mexico	(1)
Active PTM, LLC	Michigan	Active Aero Group, Inc.
Active Quantem FBO, LLC	Ohio	(4)
Ascent Global Logistics, LLC	Delaware	Ascent Global Logistics Holdings, Inc.
Ascent Global Logistics Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc. (50%) Roadrunner Truckload Holdings, LLC (50%)
Beech Hill Enterprises, LLC (DBA Ascent Global Logistics)	Delaware	MESCA Freight Services, LLC
Big Rock Transportation, LLC	Delaware	Ascent Global Logistics, LLC
Capital Transportation Logistics, LLC (DBA Ascent Global Logistics)	Delaware	Group Transportation Services, LLC
Central Cal Transportation, LLC	Delaware	Roadrunner Intermodal Services, LLC
Central Minnesota Logistics, Inc.	Minnesota	(2)
CTW Transport, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
D&E Transport, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Everett Logistics, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Expedited Freight Systems, LLC	Delaware	Roadrunner Transportation Services, Inc.
Great Northern Transportation Services, LLC (DBA Ascent Global Logistics)	Delaware	Group Transportation Services, LLC
Group Transportation Services, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
International Transportation Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
ISI Logistics, LLC	Delaware	Roadrunner Truckload Holdings, LLC
ISI Logistics South, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Marisol International, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics Holdings, Inc.
MESCA Freight Services, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
Midwest Transit, Inc.	Canada	International Transportation Holdings, Inc.
Morgan Southern, Inc.	Delaware	Roadrunner Transportation Services, Inc.
Prime Distribution Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.

Rich Transport, LLC (DBA Rich Logistics)	Delaware	Roadrunner Truckload Holdings, LLC
Roadrunner Equipment Leasing, LLC	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Freight Carriers, LLC	Delaware	Roadrunner Transportation Services, Inc.
Roadrunner Intermodal Services, LLC	Delaware	Morgan Southern, Inc.
Roadrunner Temperature Controlled, LLC (DBA A&A Express)	Delaware	RRTC Holdings, Inc.
Roadrunner Transportation Services, Inc. (DBA Roadrunner Freight)	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload 2, LLC	Delaware	Ascent Global Logistics, LLC
Roadrunner Truckload Agent Investment, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Holdings, LLC	Delaware	Roadrunner Transportation Systems, Inc.
RRTC Holdings, Inc.	Delaware	Ascent Global Logistics, LLC
Sargent Trucking, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
Sortino Transportation, LLC	Delaware	RRTC Holdings, Inc.
Stagecoach Cartage and Distribution, LLC	Delaware	Roadrunner Truckload Holdings, LLC
USA Jet Airlines, Inc.	Delaware	Active Aero Group, Inc.
Velocity Insurance Company, A Risk Retention Group	South Carolina	(3)
Wando Trucking, LLC	Delaware	Morgan Southern, Inc.
World Transport Services, LLC (DBA Ascent Global Logistics)	Delaware	MESCA Freight Services, LLC

NOTES:
(1) 90% of the capital is held by Active Aero Group, Inc. and 10% of the capital is held by Active PTM, LLC.
(2) Roadrunner Truckload Agent Investment, Inc. holds 37.5% of the outstanding shares of common stock
(3) Owned collectively by Roadrunner Transportation Systems, Inc.; Roadrunner Equipment Leasing, LLC; Roadrunner Transportation Services, Inc.; Roadrunner Truckload Agent Investment, Inc.;Prime Distribution Services, Inc.; Ascent Global Logistics Holdings, Inc.; International Transportation Holdings, Inc.; Roadrunner Truckload Holdings, LLC; Ascent Global Logistics, LLC; and Active Aero Group, Inc. (150,000 shares each)

(4) Active Aero Group, Inc. holds 10% of the outstanding membership interests